EXHIBIT 21.1

                                VTEL Corporation
                              List of Subsidiaries

                                  Exhibit 21.1

       Subsidiary                                      Location of Incorporation

       Compression Labs, Incorporated                  Delaware
       VTEL-ICS, Incorporated                          Delaware
       VTEL Australia Ltd. Pty.                        Australia
       CLI Belgium                                     Belgium
       CLI Europe Ltd.                                 United Kingdom
       VTEL Europe Ltd.                                United Kingdom
       VTEL Germany GmbH                               Germany
       VTEL France S.A.                                France
       VTEL Brazil LTDA                                Brazil
       VTEL Telecommunication Equipment (China) Co.    Peoples Republic of China
       Ltd